EXHIBIT 99.1

Blue Earth, Inc. reported sharply increased revenues for the nine months ended September 30, 2015 as Blue Earth prepares for the announced spinoff of EnSite, Inc. for record shareholders as of December 1, 2015.

John Liviakis: Good morning, everyone and thank you for participating in today’s conference call to discuss Blue Earth’s corporate developments and 2015 third quarter results. Joining us today is CEO of Blue Earth, Inc., Bob Powell, CEO and Rob Potts our President and COO.

Before we begin today’s call, I would like to take a moment to read the Company’s Safe Harbor statement, cautionary note regarding forward-looking-statements. This conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this conference call are forward-looking statements.

Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements. These statements relate to future events or to the Company’s future financial performance, and the performance of its business units.

These forward-looking statements are based on the Company’s current beliefs and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings.

The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Now I would like to turn the call over to the Chief Executive Officer of Blue Earth, Bob PowellBob Powell: Welcome to all our shareholders and market professionals.  Over the last two months I have met or spoken with many of you and I want to say thank you for your support. As we open our call for the 3rd quarter I wanted to share with you much of what I have been up to and observed since I assumed the role as CEO on September 1st.

When I was first introduced to you in August, I mentioned that our focus would be on well-managed execution and growth.  There are a couple of items that I believe are critical to achieving excellent execution.  The first is the team.  I have spent much of my time since September visiting and speaking with our team and have  been  generally quite encouraged by their caliber.  I am also extremely pleased that we are attracting exceptionally talented individuals who are deep in power generation experience.  I believe we are creating a world class team that will deliver results.  In addition to the team, it is important that we have a strong discipline of achieving results through strong accountability and a rigorous system to ensure we are progressing in our business goals.  Both of these areas will significantly affect our results.

As to growth, we have already begun to see some of the fruits of our efforts.  We recently announced that we had signed an LOI to purchase six projects totaling 57.1 MWdc of solar projects in Oregon from Pacific Northwest Solar.  We subsequently, signed the contract to own the Moores Hallow project of that portfolio, which constitutes 13 MWdc.  We expect to follow with more projects successively.  These projects will be the first solar projects that we have the ability to either own at a higher value or sell to buyers of solar projects. Important to our growth is the ability to project finance our projects both for CHP and Solar.  We have efforts underway to finance our projects much more efficiently.  I expect you will be learning more about both our growth of our pipeline of projects and project finance efforts in the not too distant future.

There have been other developments since September 1st.  We announced that the Board of Directors have approved a December 1st record date for the spin off of EnSite Power,Inc. our technology company.  In September we issued a note of $10.6 million dollars and in October we received support from one of our principal shareholders through the issuance of a $4.94 million note that was used to repurchase shares and warrants.  Finally, we received great, but not unexpected news last week when the United States District Court for the Central District of California issued an order granting the Company's motion to dismiss the class action lawsuit, captioned In re Blue Earth, Inc. Securities Class Action Litigation, filed against the Company and three of its officers in October 2014.  While the court granted plaintiff leave to amend the complaint, the court expressed doubt about whether the plaintiff would be able to cure the defects in the complaint. If the plaintiff chooses to amend the complaint, he must do so by November 30, 2015. This decision is great news and now we move on to create the best clean and alternative energy company. I will turn to the reported financial results for the quarter and nine moths ended September 30th.

Blue Earth, Inc. is again reporting sharply increased revenues from continuing operations for the nine months ended September 30, 2015.

In the third quarter of 2015, the Company has continued to narrow its focus to renewable energy project construction and the sale of power produced from those projects it retains. Following the sale of its Energy Management Systems business last quarter, the Company has announced the spinoff of EnSite Power, Inc. which is an entity comprised of the Company’s Technology division. Following the spinoff of EnSite Power, Inc. the Company will be solely devoted to the ownership of construction, operation and management of renewable and clean energy projects. These continuing operations are divided into two groups: (1) Construction, which includes the engineering procurement and management of project construction for third parties and (2) Power Generation which includes the development, construction and operation of the Company’s owned power generation assets as well as the operation and maintenance of third party power generation facilities.

Our continuing efforts to better focus the Company on the construction of renewable energy projects and renewable energy production have improved management focus.

Blue Earth reports the following results for the nine months ended September 30, 2015:

The Company recognized $10,614,411 of revenue for the nine months ended September 30, 2015, as compared to $4,951,709 for the nine months ended September 30, 2014, an increase of $5,662,702 or 114%. The current year’s revenues represent sales from the Company’s divisions: Technology ($699,591), Construction ($8,940,319) and Power Generation ($974,501).

Construction revenues increased due to ongoing construction of major solar projects in the US Midwest. Power Generation revenues are the result of the addition of new business operations in the fourth quarter of 2014 providing CHP and power backup systems operation and maintenance services and the addition of power generation revenues from our CHP facility in Sumter, SC.  The reported revenues for the Technology division include sales of the UPStealth® battery backup management systems and the RtiEdge® device.

Total consolidated gross profit for the nine months ended September 30, 2015 were $1,570,938 or 15% of revenues. Technology had a gross profit of $257,689 or 37% compared to a profit of $750,667 or 8% for Construction. Power Generation had a gross profit of $562,582 or 58%. By comparison, during the same period of 2014 we had a gross profit of $633,072 or 13%. Technology had a gross profit of $238,361 or 32% compared to $394,711 or 9% for Construction. The Power Generation division in the comparable 2014 period had not started operations.  The Technology division gross profits rebounded as the group corrected its quality issues from a major supplier. Construction division gross profits more than doubled on marginally lower year on year gross profit percentages.

Total consolidated operating expenses for the first nine months of 2015 were $18,582,249 for the nine months ended September 30, 2015 as compared to $18,054,665 for the nine months ended September 30, 2014, an increase of $527,584 or 3%.  The current year to date operating expenses reflect abnormally large professional fees relating to litigation, including the recently dismissed class action suit, and are not expected to continue.

Discontinuance of the Energy Management Services business and spin off of EnSite Power, Inc. are expected to further significantly reduce operating expenses and will be additive to reductions in operating expenses associated with the Construction segment which have already been recognized to date.

Net loss from continuing operations was $20,054,620 for the nine months ended September 30, 2015 as compared with a net loss of $18,240,778 for the nine months ended September 30, 2014, an increase of $1,813,842.  Excluding the non-cash expenses of common stock issued for services and from the amortization of intangible assets acquired for stock and stock options/warrants issued for services, the loss would have been $12,425,631 and $11,054,132 for 2015 and 2014, respectively.   The increase in operating expenses for 2015 was primarily due an increase in professional fees as a result of the ongoing litigation and fees paid to employment agencies.

The net loss attributed to common shareholders was $20,054,620 in 2015 compared to $19,744,360 in 2014 due to the dividends of $1,503,582 accrued on the Series C preferred stock and paid in common shares during the nine months ended September 30, 2014. The net loss translates to $0.20 per share in 2015 ($0.01 per share from discontinued operations) compared to $0.23 ($0.01 per share from discontinued operations) in 2014.

Revenues from continuing operations for the first nine months of 2015 more than doubled over the same period of 2014.  The Company focused its overall operations on construction and power generation with the sale of its HVAC service and installation and related e-commerce businesses. Gross margins and profits on the Construction business are recovering from the second half of 2014 as that group shifts to a greater emphasis on construction management of larger dollar projects. We look forward to expanding on our foundation of improved efficiencies and refocused management teams to drive Company sales upward with an improved bottom line.

I would now like to introduce Rob Potts to speak further about our operational efforts over the last quarter.

Rob Potts:

Operational Update

We have made changes to the organization so that we can focus and execute on our core business that is combined heat and power and solar power generation.  Power generation divisions include BE Solar, BE Combined Heat and Power, and BE Generator.

As part of our strategic efforts to focus the operations of the business, during the past several months we have sold off or have planned spin offs of business units that are not part of our power generation efforts.  Our energy efficiency division known as BE Energy Management Services was sold to Comfort Systems and we have organized the spin off of the technology group, divisions formerly known as BE Power Performance Solutions and BE Energy Power Solutions, into what will be a new company known as EnSite Power, Inc.

Focus and execution on creating shareholder value will come through three strategic activities: owned and operated power generation projects, construction of power generation projects for third parties, and operations and maintenance services of power generation systems.

The CHP team has successfully installed and is now operating the combined heat and power system for a Pilgrim Pride chicken plant in Sumter South Carolina.  This represents the start of our becoming a large independent power producer.  The Sumter project is the smallest project we have in our pipeline with a power production of 1.5MW.  The general operating CHP system utilizes biogas generated from organic waste streams that are sent to the digester lagoon that is located adjacent to the Pilgrim Pride plant.  The biogas is then scrubbed and pressurized so that it can be used in the CHP generator.  The generator motor turns an alternator that creates electrical power that is then sold directly to Duke Powerand creates heat sold to the Pilgrim Pride plant as hot water. Overall efficiency for this plant per BTU combusted in the generator system is intended to be in excess of 90%-- that makes this plant a very viable and renewable energy system.

Brooks, Alberta Canada, is currently under construction as a full natural gas combined heat and power system.  At present the foundation pilings are installed and arrangements are underway for the foundation slab to be poured and installed.  The turbine generator has been completely paid for by Blue Earth and has just recently been moved to a warehouse storage facility located in Brooks, just a few miles away from the JBS Brooks facility.  The overall construction approach is modular in nature to expedite construction.  Currently we have over $16.1 Million directly invested by Blue Earth and are working on project financing for both construction and senior debt service.  The financing is estimated to close by the end of 2015 and the generator plant is expected to be completed by mid-2016.

Our  Generator team was acquired approximately a year ago.  This team installs and operates demand response, back up, and combined heat and power generator systems in the New York Metropolitan area.  Upon acquisition they only had 28 customers and with focused sales they now have over 105 customers.  These customers are made up of some of the largest property management companies and corporate owned properties in New York Metropolitan area.  Our focus with this division is to continue to develop new projects or acquire and upgrade existing projects within the New York Metropolitan  area.  With the project pipeline they have put together, we expect to see future project contracts being executed.

In terms of project pipeline for CHP we are continuing to submit contracts to customers for additional sites.  Our activities specific to additional customers include site visits to new host sites to gather data necessary to generate contracts.  We anticipate that we will have additional ongoing contracts with  current customers and new host sites as we go through this process. Part of our business development and sales activities to expand our pipeline includes the addition of experienced business development managers who have worked in the renewable energy space by the end of 2015.  Target CHP criteria and target host lists are being assembled so that the business development team can rapidly execute on creating new customer opportunities.  Having these experienced business development team members will be a great addition to moving the CHP business units forward.

BE Solar has been successful with construction projects this year.  They initiated and completed a solar project in Hawaii and we anticipate within the next few weeks to complete and bring online a 4.73MWdc near Indianapolis Indiana for NRG Energy.  The Solar management team was brought in with years of experience in solar project development and construction.  This has improved the overall operation from both a cost standpoint and the development of high quality projects in our pipeline.

TheSolar team was also able to sign an engineering consulting services agreement with a U.S. solar developer based out of the southeast. The developer is the owner of the approximately 57MWdc solar project to be built in the Pacific Northwest.  The solar team will provide the following engineering services: Civil Engineering and Site Work; Structural Foundation Design; PV Field Design; Medium Voltage, Substation and High Voltage Design. The off taker for the power generated by the project will be a major electrical utility located in the Pacific Northwest region.

We are working with several high quality solar developers.  As an example, recently the Solar team signed a contract to acquire the Moores Hallow Solar, LLC project, a 13MWdc solar project located in Malheur County, Oregon. Blue Earth executed a Membership Interest Purchase Agreement between its wholly owned holding company, Blue Earth Oregon Solar LLC, and the project company owned by Pacific Northwest Solar, LLC ("PNS") based in Portland, OR. The membership interests of the project company were 100% owned by PNS. Construction of the project is scheduled to begin in early Q1 of 2016 with an expected COD date in late Q3 of 2016. The off taker is Idaho Power Company.

In terms of future pipeline, we are working with several quality developers with large portfolios.  For example, we are currently negotiating and working with another developer in the Pacific Northwest to acquire the remaining 44MWdc of their portfolio.  Several projects from multiple developers are under due diligence review and we anticipate more contracts to be signed.

Bob Powell: Thank you Rob.  I would like to turn the remaining time over to John Liviakis for question.